Exhibit 99.1

4400 POST OAK PARKWAY SUITE 1900 HOUSTON, TEXAS 77027

PRESS RELEASE                     FOR IMMEDIATE RELEASE

MIDSTATES PETROLEUM ANNOUNCES PRICING OF UPSIZED

$600 MILLION PRIVATE PLACEMENT OF 10.75% SENIOR NOTES DUE 2020

HOUSTON—September 13, 2012—Midstates Petroleum Company, Inc. (NYSE: MPO) (the “Company”) and its wholly owned subsidiary Midstates Petroleum Company LLC announced today the pricing of their private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $600 million in aggregate principal amount of 10.75% senior unsecured notes due 2020 (the “Notes”). The Notes mature on October 1, 2020 and will be issued at 100%.

The Company intends to use the net proceeds from the private placement to fund the cash portion of the purchase price of the Company’s previously announced acquisition of Eagle Energy Production, LLC assets (the “Eagle Energy Acquisition”) and expenses related to the Eagle Energy Acquisition, the private placement and entry into an amendment to the Company’s revolving credit facility, to repay outstanding borrowings under the Company’s revolving credit facility and for general corporate purposes.

The offering of the Notes is expected to close on October 1, 2012, concurrently with the closing of the Eagle Energy Acquisition. If the Eagle Energy Acquisition does not close on October 1, 2012, the net proceeds from the offering will be deposited into an escrow account pending completion of the Eagle Energy Acquisition. If the closing of the Eagle Energy Acquisition does not occur on or prior to November 30, 2012, or if the related acquisition agreement is terminated at any time on or prior to that date, then the escrowed funds will be applied to the mandatory redemption of the Notes at a price equal to 100% of the initial offering price of the Notes, plus accrued and unpaid interest to the redemption date.

The securities to be sold have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

This press release includes statements regarding this private placement that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Factors that can affect future results are discussed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques to oil-prone resources in previously discovered yet underdeveloped hydrocarbon trends. Founded in 1993, the Company’s operations are currently focused on oilfields in the Upper Gulf Coast Tertiary trend onshore in central Louisiana. The Company is headquartered in Houston, Texas. Additional information about the Company is available at www.midstatespetroleum.com.

*********

Contact:

Midstates Petroleum Company, Inc.

Al Petrie, Investor Relations

Al.Petrie@midstatespetroleum.com

(713) 595-9427